Exhibit 10.2

                             Amendment No. 1 to
               Nortek, Inc. 1999 Equity and Cash Incentive Plan

                        Effective Date:  February 3, 2000

     1. The second paragraph of Section 4 of the Nortek, Inc. 1999 Equity and Cash Incentive Plan (the "1999 Plan") is hereby deleted and replaced with the following paragraph:

          "Subject to Section 8.6(a), the maximum number of shares of Stock as to which Options or Stock Appreciation Rights may be granted to any Participant in any one calendar year under the Plan is 300,000, which limitation shall be construed and applied consistently with the rules under Section 162(m) of the Code."

     2. The last two sentences of Section 6.5(c) of the Nortek, Inc. 1999 Equity and Cash Incentive Plan are hereby deleted and replaced with the following sentences:

          "The maximum Exempt Award payable to any Participant in respect of all such Performance Goals for any year under the Plan shall not exceed $10,000,000. Payment of Exempt Awards based upon a Performance Goal for calendar years 2005 and thereafter is conditioned upon reapproval by Employer's shareholders no later than Employer's first meeting of shareholders in 2004."